FOLEY : LARDNER                                FOLEY & LARDNER
ATTORNEYS AT LAW                               The Greenleaf Building
                                               200 Laura Street
                                               Jacksonville, Florida  32202-3510
                      August 15, 2003          P. O. Box 240
                                               Jacksonville, Florida  32201-0240
                                               904.359.2000 TEL
                                               904.359.8700  FAX
                                               www.foleylardner.com

                                               WRITER'S DIRECT LINE
                                               904.359.2000
                                               mgreenhut@foleylaw.com Email

                                               CLIENT/MATTER NUMBER
                                               040521-0157

Regency Centers Corporation
121 West Forsyth Street, Suite 200
Jacksonville, Florida 32202

         Re:      Registration Statement on Form S-3
                  SEC File No. 333-37911

Ladies and Gentlemen:

         You have requested our opinions as tax counsel to Regency Centers Corporation, a Florida corporation (the "Company") concerning the federal income tax consequences in connection with the registration statement on Form S-3 (the "Registration Statement") and with respect to qualification of the Company as a real estate investment trust (a "REIT") for federal income tax purposes, for the sale by the Company of 3,600,000 shares of common stock of the Company, par value $.01 per share, plus up to 540,000 additional shares of common stock, par value $.01 per share to cover over-allotments, if any (collectively, the "Shares").

         In connection with the opinions rendered below, we have reviewed the Registration Statement, including the prospectus supplement dated August 12, 2003 relating to the offering of the Shares (the "Prospectus Supplement"), the articles of incorporation and bylaws of the Company and such other documents that we deemed relevant. The opinions expressed in this letter are based upon certain factual representations set forth in the Registration Statement and in certificates of officers of the Company.

         In connection with the opinions rendered below, we have assumed generally that:

         1. each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended;

         2. during its short taxable year ended December 31, 1993 and subsequent taxable years, the Company has operated and will continue to operate in such a manner that makes and will continue to make the factual representations contained in a certificate, dated as of the date hereof and executed by a duly appointed officer of the Company (the "Officer's Certificate"), true for such years;

         3. the Company will not make any amendments to its organizational documents or to the organizational documents of Regency Realty Group, Inc., a Florida corporation ("Management Company"), after the date of this opinion that would affect its qualification as a REIT for any taxable year;


BRUSSELS   DETROIT         MILWAUKEE       SAN DIEGO           TAMPA
CHICAGO    JACKSONVILLE    ORLANDO         SAN DIEGO/DEL MAR   WASHINGTON, D.C.
DENVER     LOS ANGELES     SACRAMENTO      SAN FRANCISCO       WEST PALM BEACH
           MADISON                         TALLAHASSEE

Regency Centers Corporation
August 15, 2003
Page 2


         4. no actions will be taken by the Company or Management Company after the date hereof that would have the effect of altering the facts upon which the opinion set forth below is based.

         In connection with the opinions rendered below, we also have relied upon the correctness of the factual representations contained in the Officer's Certificate.

         Based solely on the documents and assumptions set forth above and the factual representations set forth in the Officer's Certificate, and without further investigation, we are of the opinion that the opinions set forth in the Prospectus Supplement under the caption "Federal Income Tax Considerations" are accurate in all material respects as to matters of law and legal conclusions.

         The foregoing opinions are based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury regulations thereunder (the "Regulations"), published administrative interpretations thereof, and published court decisions, all of which are subject to change either prospectively or retroactively. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT or that may change the other legal conclusions stated herein.

         The foregoing opinion is limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinion expressed herein after the date of this letter.

         We hereby consent to the inclusion of this opinion as Exhibit 8 in said Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus Supplement. In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Sincerely,

                                       FOLEY & LARDNER


                                       By:   /s/ Foley & Lardner
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